UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 5, 2013

LifeLock, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35671	56-2508977
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 East Rio Salado Parkway Suite 400 Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

(480) 682-5100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 5, 2013, LifeLock, Inc. (the “Company”) entered into a Fourth Amendment to Office Lease (the “Fourth Amendment”), effective as of December 5, 2013, with PKY Fund II Phoenix II, LLC, as successor-in-interest to Hayden Ferry Lakeside, LLC (“Lessor”), which amends that certain Office Lease dated May 18, 2007, that certain First Amendment to Office Lease dated March 7, 2008, that certain Second Amendment to Office Lease dated May 15, 2013, and that certain Third Amendment to Office Lease effective as of September 13, 2013 (together with the Fourth Amendment, the “Lease”). Pursuant to the Fourth Amendment, the Company and Lessor agreed to certain new terms related to the abatement of the Base Rental (as defined in the Lease) for the Second Installment Space and the Second Expansion Premises (each as defined in the Lease), the Tenant Improvement Allowance (as defined in the Lease), and parking spaces.

A copy of the Fourth Amendment is filed as Exhibit 10.8D to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Fourth Amendment.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Exhibits

10.8D	Fourth Amendment to Office Lease, effective as of December 5, 2013, between LifeLock, Inc. and PKY Fund II Phoenix II, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFELOCK, INC.

Date: December 10, 2013	By:	/s/ Clarissa Cerda
Clarissa Cerda
Executive Vice President, Chief Legal Officer, and Secretary

EXHIBIT INDEX

10.8D	Fourth Amendment to Office Lease, effective as of December 5, 2013, between LifeLock, Inc. and PKY Fund II Phoenix II, LLC